UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

PETRO RIVER OIL CORP.
(Exact name of Registrant as specified in its Charter)

Delaware	000-49760	9800611188
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 5th Avenue, Suite 1702 New York, New York 10003
(Address of principal executive offices)

(469) 828-3900
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement

See Item 3.02.

Item 1.02 Termination of a Material Definitive Agreement

See Item 3.02.

Item 3.02 Unregistered Sales of Equity Securities

Series A Financing

On January 31, 2019 (the “Closing Date”), Petro River Oil Corp. (the “Company”) sold and issued an aggregate of 178,101 units (“Units”), for an aggregate purchase price of $3,562,014.95, to certain accredited investors (the “New Investors”) pursuant to a Securities Purchase Agreement (“SPA”), the form of which is attached hereto as Exhibit 10.1, and to certain debtholders (the “Debt Holders”) pursuant to Debt Conversion Agreements (the “Debt Conversion Agreements”), copies of which are attached hereto as Exhibit 10.2 and 10.3 (the “Offering”). The Units sold and issued in the Offering consisted of an aggregate of (i) 178,101 shares of the Company’s newly created Series A Convertible Preferred Stock, par value $0.00001 per share (“Series A Preferred”) (the “Shares”), convertible into 8,905,037 shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), and (ii) five-year warrants (“Warrants”) to purchase 8,905,307 shares of Common Stock, at an exercise price of $0.50 per share, a form of which Warrant is attached hereto as Exhibit 4.1. Pursuant to the Debt Conversion Agreement, the Debt Holders, consisting of Scot Cohen, the Company’s executive Chairman, and Fortis Oil & Gas, agreed to convert all outstanding debt owed to the Debt Holders, amounting to $300,000 and $321,836, respectively, into Units issued pursuant to the SPA.

The Offering resulted in net cash proceeds to the Company of approximately $3.0 (the “Net Proceeds”), which Net Proceeds do not include the amount of debt converted into Units by the Debt Holders. The Company currently intends to use the Net Proceeds to fund the drilling of ten additional development and exploration wells in its Osage County concession (the “New Drilling Program”), and a large exploration venture in the North Sea, United Kingdom with Horizon Energy Partners, LLC.

In connection with the Offering, on January 31, 2019 Bandolier Energy, LLC (“Bandolier”), a wholly owned subsidiary of the Company, entered into Assignment of Net Profit Interest agreements, (the “Assignment Agreements”) with each of the New Investors and Debt Holders, a form of which is attached hereto as Exhibit 10.4, pursuant to which (i) Bandolier assigned and transferred to the New Investors and Debt Holders a 75% interest in profits, if any, derived from the ten new wells the Company intends to drill pursuant to the New Drilling Program, payments of which shall be made to the New Investors and Debt Holders, pro rata, on a quarterly basis following the full completion of the New Drilling Program, and (ii) in the event the Company elects to drill additional wells on its Osage County concession in the next two years, the New Investors and Debt Holders shall have the right to participate in and fund the drilling and production of the next ten wells on the same terms and conditions set forth in the Assignment Agreements.

Senior Secured Debt Exchange

On January 31, 2019, the Company entered agreements (the “Secured Debt Conversion Agreements”) with Petro Exploration Funding, LLC and Petro Exploration Funding II, LLC (together, the “Secured Debt Holders”), pursuant to which they agreed to convert approximately $2.3 million and $2.8 million, respectively, of outstanding senior secured debt (including accrued and unpaid interest) (the “Senior Secured Debt”) owed under the terms of their respective Senior Secured Promissory Notes into 116,374 and 140,130 shares of the Company’s newly created Series A Preferred, respectively (the “Senior Secured Debt Exchange”). As a result of the Senior Secured Debt Exchange, all indebtedness, liabilities and other obligations arising under the respective Senior Secured Promissory Notes were cancelled and deemed satisfied in full. Copies of the Senior Secured Debt Conversion Agreements are attached hereto as Exhibits 10.5 and 10.6.

As additional consideration for the conversion of the Senior Secured Debt, the Company agreed to (i) reduce the exercise price of warrants issued to the Secured Debt Holders on June 15, 2017 and November 6, 2017 from $2.38 and $2.00, respectively, to $0.50 per share of Common Stock issuable upon the exercise of such warrants, and (ii) to extend the expiration date of such warrants to five years from the Closing Date.

The issuance of the shares of Series A Preferred and Warrants issued as a part of the Units in the Offering, as well as the shares of Series A Preferred issue in connection with the Senior Secured Debt Exchange, were each exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 701 and/or Section 4(a)(2) of the Securities Act as provided in Rule 506 of Regulation D promulgated thereunder. The shares of Series A Preferred, Warrants and the Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

The foregoing descriptions of the SPA, Debt Conversion Agreements, Warrant, Assignment Agreements and Secured Debt Conversion Agreements do not purport to be complete, and are qualified in their entirety by reference to the form of SPA, Debt Conversion Agreements, form of Warrant, form of Assignment Agreement and Secured Debt Conversion Agreements, attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, 4.1, 10.4, and 10.5 and 10.6, respectively, each of which are incorporated by reference herein.

A copy of the Company’s press release, issued on February 1, 2019, announcing the Offering and the Senior Secured Debt Exchange is attached hereto as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 31, 2019, the Company filed the Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock (the “Series A COD”) with the Secretary of State for the State of Delaware – Division of Corporations, designating 500,000 shares of the Company’s preferred stock, par value $0.00001 per share, as Series A Preferred, each share with a stated value of $20.00 per share (the “Stated Value”). Shares of Series A Preferred are not entitled to dividends unless the Company elects to pay dividends to holders of the Common Stock. Shares of Series A Preferred rank senior to the Company’s Common Stock and Series B Cumulative Convertible Preferred Stock.

Holders of Series A Preferred will have the right to vote, subject to a 9.999% voting limitation (which shall not apply to Mr. Cohen), on an as-converted basis with the holders of the Company’s Common Stock on any matter presented to the Company’s stockholders for their action or consideration; provided, however, that so long as share of Series A Preferred remain outstanding, the Company may not, without first obtaining the affirmative consent of a majority of the shares of Series A Preferred outstanding, voting as a separate class, take the following actions: (i) alter or change adversely the power, preferences and rights provided to the holders of the Series A Preferred under the Series A COD, (ii) authorize or create a class of stock that is senior to the Series A Preferred, (iii) amend its Certificate of Incorporation so as to adversely affect any rights of the holders of the Series A Preferred, (iv) increase the number of authorized shares of Series A Preferred, or (v) enter into any agreements with respect to the foregoing.

Each share of Series A Preferred has a liquidation preference equal to the Stated Value plus all accrued and unpaid dividends. Each share of Series A Preferred is convertible into that number of shares of the Company’s Common Stock (“Conversion Shares”) equal to the Stated Value, divided by $0.40 per share (the “Conversion Price”), which conversion rate is subject to adjustment in accordance with the terms of the Series A COD; provided, however, that holders of the Series A Preferred may not convert their shares of Series A Preferred in the even that such conversion would result in such holder’s ownership exceeding 4.999% of the Company’s outstanding Common Stock (the “Ownership Limitation”), which Ownership Limitation may be increased up to 9.999% at the sole election of the holder (the “Maximum Percentage”); provided, however, that the Ownership Limitation and Maximum Percentage shall not apply to Mr. Cohen. Holders of Series A Preferred may elect to convert shares of Series C Preferred into Conversion Shares at any time.

Holders of the Series A Preferred may also require the Company to redeem all or any portion of such holder’s shares of Series A Preferred in the event of the occurrence of (i) a Triggering Event, as such term is defined in the Series A COD, at a price equal to the greater of (a) 115% of the Stated Value plus all accrued by unpaid dividends (the “Event Equity Value”) or (b) the Event Equity Value of the shares of Common Stock issuable as Conversion Shares; or (ii) a Change of Control, as such term is defined in the Series A COD, at a price equal to the greater of (a) the Event Equity Value or (b) the product of the Conversion Price and the VWAP of the Common Stock on the trading day immediately preceding the Change of Control. In addition, in the event of a Bankruptcy Event, as such term is defined in the Series A COD, the Company shall automatically be required to redeem all of the outstanding shares of Series A Preferred and all such underling shares at price equal to the Event Equity Value.

The foregoing description of the Series A Preferred is qualified, in its entirety, by the full text of the Series C COD, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

Item 8.01 Other Events

See Item 3.02.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RIVER OIL CORP.

Date: February 6, 2019	By:	/s/ Scot Cohen
Scot Cohen
Executive Chairman

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock, dated January 31, 2019
4.1	Form of Warrant, dated January 31, 2019
10.1	Form of Securities Purchase Agreement, dated January 31, 2019
10.2	Debt Conversion Agreement by and between Petro River Oil Corp. and Scot Cohen, dated January 31, 2019
10.3	Debt Conversion Agreement by and between Petro River Oil Corp. and Fortis Oil & Gas, dated January 31, 2019
10.4	Form of Assignment of Net Profit Interest, dated January 31, 2019
10.5	Secured Debt Conversion Agreement by and between Petro River Oil Corp. and Petro Exploration Funding, LLC, dated January 31, 2019
10.6	Secured Debt Conversion Agreement by and between Petro River Oil Corp. and Petro Exploration Funding II, LLC, dated January 31, 2019
99.1	Press Release, dated February 1, 2019